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                                                                   Exhibit 99(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in the Registration Statement of White Mountains Insurance Group, Ltd. of our report dated July 6, 2001 relating to the financial statements of Folksamerica Holding Company 401(K) Savings and Investment Plan as of December 31, 2000, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

New York, NY
July 12, 2001